Arrangement Agreement with Garmatex Technologies, Inc. Has Expired

Chilliwack, British Columbia--(Newsfile Corp. - June 5, 2017) - Garmatex Holdings Ltd. (OTC Pink: GRMX) ("Garmatex Holdings" or the "Company") announces that Garmatex Technologies, Inc. ("GTI"), a corporation incorporated under the laws of the Province of British Columbia, Canada, has allowed the previous arrangement agreement with the Company to expire. Conditions of the merger have not been satisfied and the two companies continue to negotiate with the intention of reaching a new agreement. All other agreements between the Company and GTI remain intact.

GTI is the developer of the Company's recently licensed Garmatex scientifically-engineered fabric technologies and performance technologies, including a patented T3® design, Bact-Out®, CoolSkin®, WarmSkin®, Kottinu, ColdSkin™, SteelSkin™, Satinu™, CamoSkin™, RecoverySkin™, SlimSkin™, AbsorbSkin™™ and IceSkin™. GTI's decision to let the arrangement agreement expire is not expected to affect the licenses from GTI and the Company still plans to continue operations using these technologies.

About Garmatex Holdings Ltd. (GRMX)

Garmatex Holdings Ltd. holds a non-exclusive Master Sublicense Agreement with Garmatex Technologies, Inc. ("GTI"), whereby it was granted various intellectual property rights related to the design, development and manufacturing of various scientifically-engineered fabric technologies and performance technologies, including a patented T3® design, Bact-Out®, CoolSkin®, WarmSkin®, Kottinu™, ColdSkin™, SteelSkin™, Satinu™, CamoSkin™, RecoverySkin™, SlimSkin™, AbsorbSkin™ and IceSkin™. The Company commenced operations using these technologies on March 9, 2017. http://garmatexholdingsltd.com/products/

The Company plans to provide performance fabric solutions in virtually every sector that has textile applications. Its primary strategy is to deploy its performance fabrics as a premium ingredient brand, similar to Gore-Tex® in the outerwear market, or akin to Intel® in the computer space. The Company believes that its future fabrics will be superior in performance relative to current market "standards" and will have a wide range of applications in multiple clothing and textile categories, including, but not limited to, sports apparel, medical, sleepwear, linens, undergarments, military, designer wear, protective, industrial and first responders.

The Company's business model is to co-develop fabric with manufacturers to obtain exclusive licenses of technology and purchase fabric technology to build on its portfolio. The Company plans to commercialize these inventions by selling bolts of fabric directly to retailers and wholesalers. The Company also plans to control the proprietary process of the technology for IP protection and does not intend to own any manufacturing facilities, which are intended to allow it to scale.

The Company is in the market to acquire additional technologies from inventors looking for a commercialization partner.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, outlook, expectations, or intentions regarding the future including the statement that GTI's decision to let the arrangement agreement expire is not expected to affect the licenses from GTI and the Company still plans to continue operations using these technologies; the Company's plan to provide performance fabric solutions in virtually every sector that has textile applications; the Company's primary strategy to deploy its performance fabrics as a premium ingredient brand, similar to Gore-Tex® in the outerwear market, or akin to Intel® in the computer space; the Company's belief that its future fabrics will be superior in performance relative to current market "standards" and will have a wide range of applications in multiple clothing and textile categories, including, but not limited to, sports apparel, medical, sleepwear, linens, undergarments, military, designer wear, protective, industrial and first responders; the Company's business model to co-develop fabric with manufacturers to obtain exclusive licenses of technology and purchase fabric technology to build on its technology portfolio; the Company's plan to commercialize these inventions by selling bolts of fabric directly to retailers and wholesalers; the Company's plan to control the proprietary process of the technology for IP protection; the Company's intention not to own any manufacturing facilities, which are intended to allow it to scale; and the statement that the Company is in the market to acquire additional technologies from inventors looking for a commercialization partner.

These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: the Company's ability to implement its business and strategy, the success by the Company of the sales of its future products, the acceptance by brand leaders of the Company's future products, the Company's ability to obtain additional funds for the planned operation, the impact of intellectual property disputes that could materially and adversely affect the Company's business, the Company's ability to remain competitive in the market for technologically advanced textiles, and the availability of raw materials in the manufacture of products.

You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. Except as required by the applicable securities laws, including the securities laws of the United States and Canada, we assume no obligation to publicly update or revise these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov and with Canadian securities commissions under the Company's profile at www.sedar.com.

Investor Contact
CORE IR
David Boral
Managing Director
516 222 2560
davidb@coreir.com

Contact Garmatex Holdings Ltd.
Devon Loosdrecht, President and CEO
devon@garmatexholdings.com
www.garmatexholdingsltd.com

SOURCE: Garmatex Holdings Ltd.